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                                                                   EXHIBIT 10.11


                                    FORM OF
                             STOCK OPTION AGREEMENT

AGREEMENT made as of the 13th day of August, 1996, by and between NeoPharm,
     Inc., a Delaware corporation (the "Company")and
                                     ("Grantee");
     --------------------------------

                                 WITNESSETH:

     WHEREAS, the Company desires to file a new drug application ("NDA") with the United States Food and Drug Administration ("FDA") prior to December 31, 1996; and

     WHEREAS, the Company believes that the services of Grantee will be essential to the Company's ability to make a timely NDA FILING; and

     WHEREAS, the Company desires to provide incentive stock grants to those employees, directors and consultants, including the Grantee, whose assistance is determined to be crucial to the Company's efforts to timely file the NDA; and

     WHEREAS, the parties desire to enter into an agreement pursuant to which the Company will grant to the Grantee the right to purchase from the Company shares of the Company's Common Stock (the "Option Shares"), but with the exact number of Option Shares to be granted to be determined by the Company's Board of Directors when and if the NDA is filed.

     NOW, THEREFORE, in reliance upon the representations and warranties made herein, and in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

                                  ARTICLE ONE

                                     OPTION

     SECTION 1.01 Option Period. Subject to the terms and conditions of this Agreement, the Company hereby grants to Grantee, subject to ARTICLE SEVEN, an irrevocable option (the "Option") to purchase the Option Shares for a period commencing upon the determination by the Company's Board of Directors of the number, if any, of Option Shares to be granted and expiring ten (10) years from the date of this Agreement (the "Option Period"). If Grantee elects to exercise all or a portion of the Option, the Company hereby agrees to sell, transfer, assign and deliver the Option Shares purchased to Grantee and Grantee will purchase, accept,


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purchase and pay for such Option Shares upon the terms and
conditions provided herein.

     SECTION 1.02 Purchase Price. The purchase price of the Option Shares shall be $7.00 per Option Share (the "Purchase Price").

     SECTION 1.03 Form of Purchase Price Payment. The Purchase Price shall be payable in cash in the manner specified in Section 6.01(b).

     SECTION 1.04 Exercise of Option. At any time during the Option Period, Grantee may exercise all or a portion of the Option by giving written notice thereof to the Company (the "Option Notice") specifying (i) the anticipated date of the purchase of the Option Shares, which in no event shall be more than ten (10) days after delivery of the Option Notice (the "Option Closing") and (ii) whether the Purchase Price shall be made by certified check or wire transfer of immediately available funds. Upon such exercise, the obligation of Grantee to purchase the Option Shares and the Company to sell the Option Shares shall be subject to the conditions set forth in Article Five.

                                  ARTICLE TWO

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Grantee as follows:

     SECTION 2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 2.02 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and the execution and delivery of this Agreement by the Company has been duly authorized by the Company's Board of Directors. No other corporate proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement.

     SECTION 2.03 No Violation. Neither the execution and delivery of this Agreement by the Company nor, upon exercise of the Option, the sale of all or any portion of the Option Shares, will (i) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other Party to, or result in the acceleration of, or entitle any party to accelerate any obligation or result in the loss of a benefit or give rise to the creation of any lien, charge,


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security interest or encumbrance upon any of the properties or assets of the
Company under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its properties or assets, excluding from the foregoing clauses (ii) and
(iii) violations, conflicts, breaches, defaults, terminations, failures to obtain consents, accelerations, losses of benefits or liens, damages, security interests or encumbrances created which in the aggregate would not impair the ability of the Company, upon exercise of the Option, to sell the Option Shares.

                                ARTICLE THREE

                   REPRESENTATIONS AND WARRANTIES OF GRANTEE

Grantee hereby represents and warrants to the Company that:

     SECTION 3.01 Authorization. Grantee has full power and authority to execute and deliver this Agreement and to purchase the Option Shares.

     SECTION 3.02 No Violation. Neither the execution and delivery of this Agreement by Grantee nor, upon exercise of the Option, the purchase of all or any portion of the Option Shares, will (i) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate any obligation or result in the loss of a benefit or give rise to the creation of any lien, charge, security interest or encumbrance upon any of the properties or assets of Grantee under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Grantee is a party or by which he or any of his properties or assets may be bound or affected, or (ii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Grantee or any of his properties or assets, excluding from the foregoing clauses (i) and (ii) violations, conflicts, breaches, defaults, terminations, failures to obtain consents, accelerations, losses of benefits or liens, damages, security interests or encumbrances created which in the aggregate would not impair the ability of Grantee, upon exercise of the Option, to purchase and own the Option Shares.


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                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01 Obligations upon Execution of Agreement.

     The parties hereto agree that until termination of this Agreement, neither the Company nor Grantee will enter into or become obligated under any agreement, instrument or obligation which contains any provision which would be violated upon the exercise of the Option or the purchase and sale of the Option Shares or permit the violation with or default under any agreement, instrument or obligation, or violate any order, statute, rule or regulation which would otherwise impair its ability to perform its respective obligations hereunder or to effect the purchase and sale of the Option Shares upon exercise of the Option.


                                 ARTICLE FIVE

                           OPTION CLOSING CONDITIONS

     SECTION 5.01 Conditions to Obligations of Grantee. Upon the exercise of all or any portion of the Option, the obligation of Grantee to purchase the Option Shares shall be subject to the fulfillment by the Company, at or prior to the Option Closing, of the following conditions:

     (a) Any and all permits, consents, waivers, clearances, approvals and authorizations of any governmental bodies which are necessary or advisable in connection with the sale of the Option Shares shall have been obtained; and

     (b) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or governmental authority preventing the sale of the Option Shares shall be in effect and no proceeding brought by any governmental authority shall be pending or threatened which seeks any injunction, restraining order or other order which would prohibit consummation of the sale of the Option Shares.

     SECTION 5.02 Conditions to the Obligations of the Company. Upon exercise of the Option, the obligation of the Company to sell the Option Shares shall be subject to the fulfillment, at or prior to the Option Closing, of the following conditions:

     (a) Any and all permits, consents, waivers, clearances, approvals and authorizations of any foreign or domestic governmental bodies which are necessary or advisable in connection with the purchase of the Option Shares shall have been received; and


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     (b) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or domestic or foreign governmental authority or other legal restraint or prohibition preventing the purchase of the Option Shares shall be in effect and no proceeding brought by any foreign or domestic governmental authority shall be pending or threatened which seeks any injunction, restraining order or other order which would prohibit consummation of the purchase of the Option Shares.

                                  ARTICLE SIX

                                 OPTION CLOSING

     SECTION 6.01 Option Closing. The Option Closing shall take place at the offices of the Company at 225 East Deerpath Road, Suite 250, Lake Forest, Illinois at 10:00 a.m. (local time) within five business days following the day on which the last of the conditions set forth in Article 5 is fulfilled or waived or at such other time and place as the parties shall agree.

     (a) At the Option Closing, the Company shall deliver or cause to be delivered to the Grantee certificate(s) evidencing the Option Shares to be purchased which certificate(s) shall be properly endorsed for transfer or accompanied by duly executed stock power, in either case executed in blank or in favor of Grantee; and

     (b) At the Option Closing, Grantee shall deliver or cause to be delivered to the Company an amount equal to the Purchase Price by certified check or wire transfer of immediately available funds to an account designated by the Company in writing prior to the Option Closing.

                                 ARTICLE SEVEN

                                  TERMINATION

     SECTION 7.01 Termination. This Agreement shall terminate on the earliest of the following:


        (a) the expiration of the Option Period;

        (b) the final Option Closing; or

        (c) December 31, 1996, in the event that the NDA has not been filed with the FDA by that date.

     SECTION 7.02 Procedure and Effect of Termination. If this Agreement is terminated pursuant to Section 7.01(a) hereof:


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     (a) Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

     (b) No party hereto shall have any liability or further obligation to any other party to this Agreement resulting from the termination of this Agreement except that the provisions of this Section 7.02 shall remain in full force and effect.

                                 ARTICLE EIGHT

                                 MISCELLANEOUS

     SECTION 8.01 Public Announcements. The Company and Grantee will consult with each other and will mutually agree upon any press release or other public statements with respect to the grant or exercise of the Option under this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law.

     SECTION 8.02 Amendment. This Agreement may be amended only pursuant to a written instrument signed by each of the parties.

     SECTION 8.03 Waiver of Compliance. Any failure of the Company, on the one hand, or the Grantee, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by the Grantee or the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     SECTION 8.04 Expenses and Obligations. All costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by the Company shall be paid by the Company and all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Grantee shall be paid by Grantee.

     SECTION 8.05 Parties in Interest. Except as provided in Section 8.11, nothing in this Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt


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requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communicating such type) if delivered to the Company at its principal office or if to Grantee at such address as shall be provided to the Company from time to time.

     SECTION 8.07 Governing Law. This Agreement shall be governed by construed and enforced in accordance with the laws of the State of Delaware.

     SECTION 8.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 8.9 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.10 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no agreements, representations, warranties or covenants other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 8.11 Assignment. This Agreement many not be assigned by Grantee, whether by operation of law or otherwise, without the prior written consent of the Company; provided, however, that in the event of the death or disability of the Grantee while any Option Shares remain available under this Option, Grantee's estate or personal representative shall succeed to all rights of the Grantee hereunder and may exercise this Option to the same extent as the Grantee would have as of the date of death or disability. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, and permitted assigns.


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     IN WITNESS WHEREOF, each of the parties hereto has duly executed and acknowledged this Option Agreement on the date first above written.

                           NEOPHARM, INC.


                           By:
                              -------------------------
                              Title:




                           By:
                              -------------------------
                              Grantee


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